November 2023 2024 FINANCIAL GUIDANCE Delivering Reliable & Affordable Energy

FORWARD LOOKING STATEMENTS | 2FORWARD LOOKING STATEMENTS | 2 Investor Information Contact Information and forward-looking statements Statements contained in this presentation that include or refer to Company expectations, our business outlook, our future plans or predictions relating to any matters should be considered forward-looking statements that are covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Securities Act of 1933 and the Securities and Exchange Act of 1934, each as amended. All statements, other than statements of historical facts, included in this presentation are forward-looking statements. Words such as “anticipates,” “expects,” “projects,” “intends,” “goals,” “plans,” “potential,” “might,” “believes,” “target,” “objective,” “strategy,” “opportunity,” “pursue,” “budgets,” “outlook,” “trends,” “focus,” “on schedule,” “on track,” “poised,” “slated,” “seeks,” “estimates,” “forecasts,” “guidance,” “scheduled,” “continues,” “may,” “will,” “would,” “should,” “could,” “likely,” and variations of such words and similar expressions are intended to identify such forward-looking statements. One should not place undue reliance on forward-looking statements. In addition, statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, including statements relating to market opportunities, future products or processes and the expected availability and benefits of such products or processes, and anticipated trends in our businesses or the markets relevant to them, including those developments relating to regulation and litigation trends and developments, also identify forward-looking statements. Such statements are based on management's expectations as of the date of this investor presentation, unless an earlier date is indicated, and involve many risks and uncertainties, known and unknown, that could cause actual results, performance or achievements to differ materially from those expressed or implied in these forward-looking statements. It is important to note that the actual results could differ materially from those projected in such forward-looking statements. Important risks and uncertainties that could cause actual results to differ materially from the company's expectations include, but are not limited to, our ability to recover, manage and maintain costs; the concentration of our operations in Oklahoma, Kansas and Texas; regulatory or legislative changes in the jurisdictions in which we operate; the length and severity of unpredictable events, including, but not limited to, pandemics, threatened terrorism, war or cyber-attacks or breaches, or extreme weather events, including those related to climate change; the competitive implications of alternative sources of energy and efforts to conserve energy; our competitive position, including, but not limited to our ability to secure competitive sourcing and pricing and our ability to compete with respect to expansion and infrastructure; the economic climate and our comparable economic position; our access to capital and the restrictions that result from our current capital arrangements; the effectiveness of our risk mitigation and compliance efforts; the uncertainties of any estimates or assumptions we use in our projections; our strategic and transactional efforts and future plans; and costs and uncertainties relating to our workforce, and other risks and uncertainties, including those that are set forth in ONE Gas’ earnings release dated Oct. 30, 2023, which is included as an exhibit to ONE Gas’ Form 8-K furnished to the SEC on such date. For additional information regarding these and other factors that could cause actual results to differ materially from such forward-looking statements, refer to ONE Gas’ Securities and Exchange Commission filings., including the Company's most recent reports on Forms 10-K and 10-Q. Copies of the Company’s Form 10-K, 10-Q and 8-K reports may be obtained by visiting our “Investors” website under “Financials & Filings” at https://www.onegas.com/investors/financials-and-filings/quarterly-results/default.aspx or the SEC’s website at www.sec.gov. Other unpredictable or unknown factors not discussed in this presentation could also have material adverse effects on the Company, its operations or the outcomes described in the forward-looking statements in this presentation or in the Company’s filings with the Securities and Exchange Commission. All future cash dividends discussed in this presentation are subject to the approval of the ONE Gas board of directors. All references in this presentation to guidance are based on news releases or disclosures issued on or before Nov. 29, 2023, and are not being updated or affirmed by this presentation. ONE Gas does not undertake, and expressly disclaims any duty, to update any statement made in this presentation, whether as a result of new information, new developments or otherwise, except to the extent that disclosure may be required by law. ONE Gas, Inc. 15 E 5th Street Tulsa, OK 74103 www.onegas.com Erin Dailey Director, Investor Relations and Sustainability (918) 947-7411 erin.dailey@onegas.com

FINANCIAL OUTLOOK

FINANCIAL OUTLOOK | 4 Five-Year Financial Guidance: 2024 – 2028 The Company’s outlook remains anchored by proactive investments in system integrity, pipeline replacement, and durable customer growth rooted in regional economic development. The fundamental shifts in baseline economic conditions which emerged in 2022 have persisted and will impact the front-end of our guidance range before being fully reflected in our rates: – While natural gas prices have softened and materials inflation has moderated, wage inflation continues, and interest rates have moved sharply beyond their year-ago forecasts and are likely to remain higher for longer. – These temporary but impactful shifts in financial conditions accentuate the lag intrinsic to our 100% regulated business model. We will be strategic about the sequence and timing of regulatory activities so that operating and financing realities are appropriately reflected in our rates. Safety, reliability and affordability remain central to our long-term strategy. Overview

Current Economic Backdrop

Full employment, continued deficit spending, and a restrictive Fed

The Federal Reserve has rapidly raised interest rates and is working to shrink its balance sheet to rein in decades-high inflation. In the US, the principal economic tension has been between these Fed actions and a historically tight labor market, ongoing federal deficit spending, and a population whose mindset and priorities have been altered by the recent pandemic.

	METRIC	11/1/22	11/1/23	CHANGE	10-YR AVG	CHANGE
Interest Rates	90-Day Commercial Paper	4.45%	5.54%	109	1.46%	408
	2-Year US Treasury	4.54%	4.94%	40	1.57%	338
	10-Year US Treasury	4.04%	4.73%	69	2.30%	244
	30-Year US Treasury	4.09%	4.93%	84	2.81%	211
Commodities	US Average Retail Electricity (¢/kWh)	15.99	15.68	(1.9%)	13.36	17.4%
	NYMEX Natural Gas ($/MMBtu)	$5.71	$3.49	(38.9%)	$3.33	5.1%
	WTI Crude Oil ($/Bbl)	$88.37	$80.44	(9.0%)	$63.94	25.8%
	US Average Regular Gasoline ($/gal)	$3.77	$3.45	(8.4%)	$2.83	21.9%
	US Average Diesel Fuel ($/gal)	$5.31	$4.44	(16.4%)	$3.25	36.7%

	METRIC	11/1/22	11/1/23	CHANGE	10-YR AVG	CHANGE
Government	Federal Reserve Balance Sheet (T$)	8.7	7.9	(9.8%)	5.7	37.8%
	US Government Debt (T$)	31.2	33.6	7.8%	23.4	43.6%
	Fed Funds Rate	3.08%	5.33%	225	1.22%	411
Consumer	US Unemployment	3.70%	3.90%	20	4.69%	(79)
	US Wage Growth	6.40%	5.20%	(120)	3.81%	139
	Consumer Price Index	7.70%	3.20%	(450)	2.72%	48
	Producer Price Index	8.20%	1.30%	(690)	2.69%	(139)
Equity Markets	NASDAQ Composite	10,891	13,061	19.9%		
	S&P 500	3,856	4,238	9.9%		
	US Utility Sector ETF (UTY)	869	770	(11.5%)		
	US Energy Select ETF (XLE)	91	85	(6.5%)		

Source: Bloomberg

Note: "Change/Delta" denote basis point movements between periods for items listed as percentages. Red coloration signifies a changes which is negative while black coloration denotes a positive change.

FINANCIAL OUTLOOK | 5

FINANCIAL OUTLOOK | 6 Federal Funds Rate Futures Consensus rate expectations have moved meaningfully higher this year 11.01.2022 Peak Fed Funds rate of 4.70% expected in March 2023 with cuts in 2H23 producing a 1Q24 rate expectation of roughly 4.00%, declining to 3.00% by 1Q25. 05.01.2023 Peak Fed Funds rate of 5.25% expected in July 2023 with cuts in 2H23 producing a 1Q24 rate expectation of 4.70%, declining to 3.35% by 1Q25. 11.01.2023 Peak Fed Funds rate of 5.50% expected in 1Q24 with cuts in 2024-25 yielding a 1Q25 rate expectation of 4.00%. Source: Bloomberg ~30% of our recourse debt is maturing in 1Q24

FINANCIAL OUTLOOK | 7 Modeling Assumptions • A gradual contraction in the Commercial Paper 10-year rate spread over the course of 2024-2025, with parity achieved in 2026. • A contangoed curve reemerging in 2027 as the Fed’s balance sheet returns to pre-COVID levels, allowing its policy rate to be meaningfully reduced. • The 10-year Treasury rate normalizing at 4.00% with normalized Commercial Paper rates at 3.00%, in-line with historical spreads. • Inflation and customer growth expectations consistent with this rate projection (i.e., reduced inflation, accelerating growth over time). Given heightened market volatility and consensus rate forecasts which have shifted dramatically over the past two years, we believe there is value in sharing the following modeling assumptions:

FINANCIAL OUTLOOK | 8 Favorable Regional Growth Dynamics Growing Demand for Natural Gas Provides Long-Term Growth Opportunity Key drivers • Durable residential and commercial development, anchored to economic growth, is driving system expansion • Strong support for natural gas with energy choice legislation in all jurisdictions • Projecting five-year compound annual customer growth of 0.9% – Texas – 1.2% – Oklahoma – 1.0% – Kansas – 0.4% – Moderated near-term customer growth is reflective of higher interest rates; upside potential as builder activity reignites I-35 Corridor • I-35 corridor fastest growing population in the U.S. • ONE Gas positioned in KS, OK and TX with 5 of the main metro areas in the corridor • Largest warehouse labor force in the country - expected to grow 20% over next decade due to location along primary NAFTA transport route • El Paso is also growing significantly but not considered in the I-35 corridor Source: Bureau of Labor & Statistics EMSI/QCEW Data

FINANCIAL OUTLOOK | 9 Constructing a Foundation for Growth and Long-term Affordability Meaningful customer growth positively impacts affordability • Robust backlog of future meter sets • New customer connections have slowed compared to 2022 but are commensurate with 2021 levels • New meter sets for October 2023 were the highest ever for that month, despite 30-year mortgage rates cresting 8% in the period, highlighting the stability of regional growth Operating investments support capturing long-term growth • Increasing operating capacities and capabilities, including additional in-sourcing of work • Addressing labor pressures through competitive market wage adjustments • Inflationary pressures impact 3rd party contracts but have been addressed through contract riders Building Operational Capacity

FINANCIAL OUTLOOK | 10 Regional Focus on Economic Development Attracting large-scale manufacturing Enel North America (Inola, OK) – Announced May 2023 • $1.0 billion solar cell and panel manufacturing plant, largest economic development project in Oklahoma history • 1,800 construction jobs and 1,000 new permanent jobs by 2025, another 900 permanent jobs possible by 2027 Integra Technologies (Wichita, KS) – Announced February 2023 • $1.8 billion investment in outsourced semiconductor assembly and test (OSAT) operations • ~2,000 direct jobs and ~3,100 additional jobs to be created by suppliers and business communities EMP Shield (Coffey County, KS) – Announced February 2023 • $1.9 billion investment in new computer chip manufacturing facility • ~1,200 direct jobs and 235,000 square feet of new facilities Panasonic Energy Co., Ltd. (De Soto, KS) – Announced July 2022 • $4.0 billion investment in a new electric vehicle (EV) battery manufacturing facility • ~4,000 direct jobs created and an expectation for 4,000 additional supplier and community jobs to be supported Samsung Electronics Co., Ltd. (Taylor, TX) – Announced November 2021 • $17 billion investment in new semiconductor manufacturing facility • ~2,000 direct jobs created; facility expected to be operational in 2H24 • Reports indicate future regional investments of up to $200B to support 11 new semiconductor plants

FINANCIAL OUTLOOK | 11 Financing Requirements Dividends and capital investments primarily funded by cash flow from operations of approximately $525 - $575 million1 – Expected 2024 short- and long-term financing need of $350 - $375 million, exclusive of two first-quarter maturities: $300 million of 3.6% notes and $473 million of 1.1% notes ~$2.3 billion net long-term financing needs through 2028, of which 45 - 50% is expected to be equity issuances – Assumes settlement of ~$129 million2 forward equity sales by year-end 2023 – Forward sale agreements covering ~2.9 million shares have already been executed for 2024 settlement at prices averaging approximately $76.40/share ($222 million3 in total) Retaining Balance Sheet Strength 1 2024 expectation, before changes in working capital. See non-GAAP information in Appendix 2 Expected net proceeds of ~$129.2M had all the shares settled as of Sept. 30, 2023 3 Expected net proceeds of ~$222.0M had all the shares settled as of Sept. 30, 2023

FINANCIAL OUTLOOK | 12 Five-Year Financial Highlights Capital Investments & Rate Base • Capital investments of approximately $4.25 billion – $3.0 billion investment in system integrity and replacement projects – Growth capital of approximately $1.1 billion • Estimated average 2024 rate base* of $5.55 billion • Average annual rate base growth of 7 – 9% Investing in a Growing System Average Annual Growth Rates • Net income growth of 7 – 9% - In addition to capital investment, key drivers include: • Regulatory outcomes • Annual sales customer CAGR of 0.9%, led by Texas with 1.2% • Operating cost increases averaging ~5% annually • Earnings per diluted share growth of 4 – 6% • Dividend growth of 1 – 2%* - Balances shareholder returns with internal investment in growth - Holds payout ratio proximate to our 55 – 65% target * For definition of average rate base, see Appendix. * Subject to Board approval.

FINANCIAL OUTLOOK | 13 2024 Guidance Summary* Earnings and Dividends Outlook • Net income for 2024 in a range of $214 - $231 million • EPS range of $3.70 - $4.00 per diluted share • Anticipate dividend growth of 1% to 2% in 2024, subject to board approval • Assumes 57.8 million of diluted shares outstanding Capital Investments • 2024 capital investments of $750 million, with approximately $170 million attributed to customer growth • Average rate base of $5.55 billion in 2024 Financing Activities • Two debt maturities totaling $773 million in the first quarter 2024; the next maturity not until 2030 • Forward sale agreements covering ~2.9M shares are already in place for 2024 settlement at prices averaging $76.40/share • Increased credit facility and commercial paper program to $1.2 billion Managing near-term impacts while preserving long-term opportunities *Issued Nov. 29, 2023

Appendix

APPENDIX | 15 $360 $383 $449 $525 $552 $135 $138 $177 $175 $172 $20 $21 $32 $25 $26 $191 $202 $216 $234 $252 2020 2021 2022 2023G 2024G CAPITAL INVESTMENTS (MILLIONS) System Integrity Customer Growth Other/IT Depreciation $5151 $542 $658 $7252 ~$750 Well-Defined Capital Investment Plan Investments ~3x Depreciation Kansas $169 Oklahoma $293 Texas $288 2024G CAPITAL INVESTMENTS BY STATE (MILLIONS) Note: Capital investments include asset removal costs and accruals 1 2020 depreciation includes $3 million of expenses unallocated to the three divisions 2 Represents updated CapEx forecast as of Sept. 30, 2023

APPENDIX | 16 $1.41 billion $2.35 billion $1.79 billion 2024G AVERAGE RATE BASE1 BY STATE TOTAL: $5.55 BILLION Kansas Oklahoma Texas Rate Base ~8% Growth Expected in 2024 $3.91 $4.25 $4.69 $5.15 $5.55 2020 2021 2022 2023G 2024G AVERAGE RATE BASE1 (BILLIONS) 1 See Slide 19 for definition

APPENDIX | 17 Capital Investments $129 $139 $159 $186 $169 $68 $72 $75 $78 $83 2020 2021 2022 2023G 2024G KANSAS 2023G: 2.4X DEPRECIATION $191 $198 $215 $257 $293 $76 $82 $88 $93 $100 2020 2021 2022 2023G 2024G OKLAHOMA Depreciation 2023G: 2.76X DEPRECIATION $188 $188 $242 $253 $288 $44 $48 $53 $63 $69 2020 2021 2022 2023G 2024G TEXAS 2023G: 4.0X DEPRECIATION (M IL L IO N S ) Note: Capital investments include asset removal costs and accruals

APPENDIX | 18 Authorized Rate Base $1,475 $1,616 $1,726 $1,854 $2,067 2019 2020 2021 2022 2023 OKLAHOMA2 1 Kansas Gas Service’s most recent rate case, approved in February 2019, was settled without a determination of rate base and reflects Kansas Gas Service’s estimate of rate base contained within the settlement; these amounts are not necessarily indicative of current or future rate base. GSRS filing approved and new rate base effective Dec. 1, 2023. 2 Reflects authorized rate base as of Dec. 1, 2023. Amounts are not necessarily indicative of current or future rate bases. (M IL L IO N S ) $1,068 $1,133 $1,197 $1,261 $1,339 2019 2020 2021 2022 2023 KANSAS1,2 $986 $1,047 $1,239 $1,366 $1,510 2019 2020 2021 2022 2023 TEXAS2

APPENDIX | 19 Rate Base Definition Authorized Rate Base $4.92 billion (effective Dec. 1, 2023) • Includes capital investments authorized in most recent rate cases and interim filings • Excludes any capital investments since last approved rate cases or filings 2024 Estimated Average Rate Base $5.55 billion • Average of rate base per book at beginning and end of year • Includes capital investments and other changes in rate base not yet approved for recovery

APPENDIX | 20 (MILLIONS) 2024 GUIDANCE* Net income $ 223 Depreciation and amortization 267 Deferred taxes 32 Other 23 Cash flow from operations before changes in working capital $ 545 Non-GAAP Reconciliation Cash Flow From Operations Before Changes in Working Capital * Amounts shown are estimated midpoints as contemplated in 2024 guidance

APPENDIX | 21 Non-GAAP Information ONE Gas has disclosed in this presentation cash flow from operations before changes in working capital, which is a non-GAAP financial measure. Cash flow from operations before changes in working capital is used as a measure of the company's financial performance. Cash flow from operations before changes in working capital is defined as net income adjusted for depreciation and amortization, deferred income taxes, and certain other noncash items. This non-GAAP financial measure is useful to investors as an indicator of financial performance of the company to generate cash flows sufficient to support our capital expenditure programs and pay dividends to our investors. ONE Gas cash flow from operations before changes in working capital should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP. This non-GAAP financial measure excludes some, but not all, items that affect net income. Additionally, this calculation may not be comparable with similarly titled measures of other companies. A reconciliation of cash flow from operations before changes in working capital to the most directly comparable GAAP measure are included in this presentation.